EXHIBIT 32.1

Section 1350 Certification

In connection with the Annual Report of Level Brands, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2019 as filed with the Securities and Exchange Commission (the “Report”), I, Martin A. Sumichrast, Co-Chief Executive Officer, I, Raymond S. Coffman, Co-Chief Executive Officer and I, Mark S. Elliott, the Chief Financial Officer, of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Dated: December 18, 2019	/s/ Martin A. Sumichrast Martin A. Sumichrast, Co-Chief Executive Officer, co-principal executive officer

Dated: December 18, 2019	/s/ Raymond S. Coffman Raymond S. Coffman, Co-Chief Executive Officer, co-principal executive officer

Dated: December 18, 2019	/s/ Mark S. Elliott Mark S. Elliott, Chief Financial Officer, principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.